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                                                                  Exhibit 10.4.4
May 1, 1996



Mr. Erwin W. Lehr, President
L.F. Widmann, Inc.
P.O. Box 149
Lock Haven, PA 17745

Dear Mr. Lehr,

This letter agreement shall serve to extend for a period of one year, the License Agreement dated July 1, 1987 by and between Schottenstein Stores Corporation (Licensor) and L.F. Widmann, Inc. (Licensee) which was subsequently assigned by Schottenstein Stores Corporation to Value City Department stores, Inc.. The termination date for all locations will be June 30, 1997. All other terms and conditions will remain the same.

Please indicate your acceptance of this extension by signing below.


Value City Department Stores, Inc.



----------------------------
Robert M. Wysinski
Sr. Vice President/CFO



L.F. Widmann, Inc.



----------------------------
Erwin W. Lehr
President